Exhibit 34.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2012

RVPLUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168768	27-1986126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Plaza 5, 25th Floor
Harborside Financial Center
Jersey City, New Jersey, 07311

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (201) 815-2220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐  Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐  Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Entry into Material Definitive Agreement

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2012, RVPLUS, Inc. holding company of ECCO2 Tech Dot Com (“RVPL”) entered into a 10-year Purchase and Sale Agreement (“Agreement”) for a total of $90 million (USD) with Le Président de la Commission des Affaires Étrangères au Sénat pour La République d'Haïti and La Commission des Affaires Étrangères au Sénat pour La République d'Haïti (The Commission of the Foreign Affairs to the Senate for The Republic of Haiti) for the project deployment of the ECCO2 Civil Society Network Programme for Haiti ("Programme") with a monthly payment schedule for first twelve months of pro forma invoices to total the amount of $15 million (USD) and the remaining balance of $75 million to split into monthly pro forma invoices over the remaining nine year duration following the first year of the Agreement. RVPL will supply Programme with energy efficiency and renewable energy products and services as specified in Section 1.1 of the Memorandum of Understanding by all parties, collectively that are referred to as ECCO2 Civil Society Network Programme for Haiti. Such description is qualified in its entirety by reference to the complete terms and conditions for the Exhibit A of the Purchase and Sale Agreement within the Memorandum of Understanding signed and accepted by all parties, collectively that are referred to as ECCO2 Civil Society Network Programme for Haiti, a copy of which is included herewith as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

b) Exhibits

10.1*
Memorandum of Understanding signed and accepted by all parties, collectively referred to as ECCO2 Civil Society Network Programme for Haiti, including Exhibit A - Purchase & Sale Agreement by and between RVPlus, Inc. and the Le Président de la Commission des Affaires Étrangères au Sénat pour La République d'Haïti and La Commission des Affaires Étrangères au Sénat pour La République d'Haïti date November 15, 2012.

* Incorporated by reference herein

FORWARD-LOOKING STATEMENTS :

This Current Report on Form 8-K contains forward-looking statements about RVPLUS’ business affairs with a foreign government agency. These statements involve risks and uncertainties, and actual results may differ materially from RVPLUS’ expectations. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, whether RVPLUS’ will be able to complete and fulfill actions specified within agreements with affiliated parties. Other risks and uncertainties that can affect RVPLUS’ performance are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended April, 30 2012 and the Quarterly Report on Form 10-Q for the quarter ended on October 31, 2012 which are on file with the Securities and Exchange Commission (SEC) and are available on the SEC’s website at www.sec.gov and on RVPLUS' Company Website http://www.ecco2tech.com/investors.html. All information provided in this Current Report on Form 8-K is as of August 16, 2012, and RVPLUS’ undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2012	By:	/s/ Cary Lee Peterson
Cary Lee Peterson
Chief Executive Officer
(Registrant)